Exhibit 99.(a)(ix)

LEGG MASON CHARLES STREET TRUST, INC.

ARTICLES OF AMENDMENT

Legg Mason Charles Street Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  On August 7, 2008 the Board of Directors of Legg Mason Charles Street Trust, Inc. (“Board”), a Maryland Corporation (“Corporation”) organized on January 13, 1998, under authority contained in the Corporation’s charter, has:

(a)                                  changed the name of the share class of the Global Opportunities Bond Fund (“Fund”) designated as “Global Opportunities Bond Fund, Institutional Class” to designate as shares of “Global Opportunities Bond Fund, Institutional Select Class”; and

(b)                                 created and established a new share class of the Fund, to be known as “Global Opportunities Bond Fund, Institutional Class” and designated two hundred fifty million (250,000,000) shares of LM Total Return Institutional Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) shares of LM Total Return Institutional Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Global Opportunities Bond Fund, Institutional Class.”

The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share, the number of shares that the Corporation has authority to issue remains ten billion (10,000,000,000), and the aggregate par value of the Corporation’s shares remains ten million (10,000,000) dollars

SECOND:  Immediately before filing these Articles of Amendment, the Corporation had authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars.  These shares were classified as follows:

Designation	Number of Shares
LM Value Institutional Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

LM Special Investment Institutional	500,000,000 Institutional Class Shares
Portfolio	500,000,000 Financial Intermediary Class Shares

Batterymarch International Equity Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Batterymarch Emerging Markets Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Legg Mason Fund Adviser/Western	500,000,000 Institutional Class Shares
Asset Balanced Portfolio	500,000,000 Financial Intermediary Class Shares

LM Total Return Institutional Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

LM Balanced Institutional Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Batterymarch US MidCapitalization	500,000,000 Institutional Class Shares
Equity Portfolio	500,000,000 Financial Intermediary Class Shares

Batterymarch US Small Capitalization	500,000,000 Institutional Class Shares
Equity Portfolio	500,000,000 Financial Intermediary Class Shares

Global Opportunities Bond Fund	500,000,000 Institutional Class Shares

500,000,000 Financial Intermediary Class Shares

THIRD:  Immediately after filing these Articles of Amendment, the Corporation shall continue to have authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars.  These shares are classified as follows:

Designation	Number of Shares
LM Value Institutional Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

LM Special Investment Institutional	500,000,000 Institutional Class Shares
Portfolio	500,000,000 Financial Intermediary Class Shares

Batterymarch International Equity Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Batterymarch Emerging Markets Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Legg Mason Fund Adviser/Western	500,000,000 Institutional Class Shares
Asset Balanced Portfolio	500,000,000 Financial Intermediary Class Shares

LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares

LM Balanced Institutional Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Batterymarch US MidCapitalization	500,000,000 Institutional Class Shares
Equity Portfolio	500,000,000 Financial Intermediary Class Shares

Batterymarch US Small Capitalization	500,000,000 Institutional Class Shares
Equity Portfolio	500,000,000 Financial Intermediary Class Shares

Global Opportunities Bond Fund	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

FOURTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Sections 2-105(a)(12) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s charter to the Board of Directors.

FIFTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SIXTH: The undersigned Vice President and Chief Legal Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Chief Legal Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Chief Legal Officer and attested to by its Secretary on October 14, 2008.

ATTEST:	LEGG MASON CHARLES STREET TRUST, INC.

By:	By:
Richard M. Wachterman	Gregory Merz
Secretary	Vice President and Chief Legal Officer